UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street
Euless, Texas 76039
(Address of principal executive offices, including ZIP code)

(817) 835-4105
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2013, U.S. Concrete, Inc. (“U.S. Concrete” or the “Company”) completed its offer to exchange (the “Exchange Offer”) up to $69,300,000 aggregate principal amount of newly issued 9.5% Senior Secured Notes due 2015 (“New Notes”) for all $55,000,000 aggregate principal amount of the Company’s outstanding 9.5% Convertible Secured Notes due 2015 (“Convertible Notes”) pursuant to the terms of the prospectus, dated March 20, 2013, and the related letter of transmittal and consent. At the time of settlement, the Company issued $61,112,520 million aggregate principal amount of New Notes (in exchange for $48,502,000 of Convertible Notes, and approximately $268,782 in cash for accrued and unpaid interest on the Convertible Notes exchanged in the Exchange Offer). After giving effect to the exchange, $6,498,000 aggregate principal amount of Convertible Notes remained outstanding.

New Notes

The New Notes are governed by the terms of the Indenture, dated as of March 22, 2013, by and among the Company, all of the Company’s subsidiaries (the “Guarantors”) and U.S. Bank National Association, as trustee and noteholder collateral agent (the “Indenture”). The Company will pay interest on the New Notes on April 1 and October 1 of each year, commencing on October 1, 2013. The New Notes will mature on October 1, 2015. The New Notes are redeemable at the Company’s option prior to maturity at prices specified in the Indenture. The Indenture contains negative covenants that restrict the ability of the Company and its restricted subsidiaries to engage in certain transactions, including the payment of dividends, and also contains customary events of default.

The Company’s obligations under the New Notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future domestic subsidiaries that guarantee the indebtedness under the Company’s asset-based revolving credit facility (the “Revolving Facility”).

The New Notes and the guarantees thereof rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness. The New Notes and the guarantees thereof are secured by first-priority liens on certain of the property and assets directly owned by the Company and each of the Guarantors, including material owned real property, fixtures, intellectual property, capital stock of subsidiaries and certain equipment, subject to permitted liens and certain exceptions, and by a second-priority lien on the Company’s and the Guarantors’ assets securing the Revolving Facility on a first-priority basis, including inventory (including as-extracted collateral), accounts, certain specified mixer trucks, chattel paper, general intangibles (other than collateral securing the New Notes on a first-priority basis), instruments, documents, cash, deposit accounts, securities accounts, commodities accounts, letter of credit rights and all supporting obligations and related books and records and all proceeds and products of the foregoing, subject to permitted liens and certain exceptions. The New Notes and the guarantees thereof are effectively subordinated to all indebtedness and other obligations, including trade payables, of each of the Company’s future subsidiaries that are not guarantors.

The foregoing description of the Indenture and the New Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Notes

Immediately prior to the consummation of the Exchange Offer, the Company entered into the Second Supplemental Indenture dated as of March 22, 2013 (the “Supplemental Indenture”) to the Indenture, dated as of August 31, 2010, by and among the Company, the guarantors named therein, and U.S. Bank National Association, as trustee and noteholder collateral agent, as amended (the “Convertible Note Indenture”). The Supplemental Indenture amended the Convertible Note Indenture to eliminate substantially all of the restrictive covenants contained in the Convertible Note Indenture, certain events of default and provide for a release of all of the liens on the collateral securing the Convertible Notes and securing the related guarantees under the Convertible Note Indenture.

The foregoing description of the Supplemental Indenture and the Convertible Notes, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

First Amendment to Intercreditor Agreement

In connection with the Exchange Offer, the Company entered into the First Amendment to Intercreditor Agreement, dated as of March 22, 2013, by and among Bank of America, N.A., as successor in interest to JPMorgan Chase Bank, N.A., as administrative agent for the ABL Secured Parties (as defined in the Intercreditor Agreement), U.S. Bank National Association, as trustee and noteholder collateral agent for the Convertible Notes Parties (as defined therein), U.S. Bank, as trustee and noteholder collateral agent for the Senior Notes Secured Parties (as defined therein), U.S. Concrete, Inc. and each of the other Loan Parties (as defined in the Intercreditor Agreement) (the “Intercreditor Agreement Amendment”). The Intercreditor Agreement Amendment amended the terms of the existing Intercreditor Agreement, dated as of August 31, 2010, by and among JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, as Trustee and noteholder collateral agent and each of the loan parties party thereto (the “Intercreditor Agreement”), to increase the “ABL Cap Amount” (as defined therein) from $80.0 million to $102.5 million (plus an additional $10.25 million that may be used solely in a limited circumstance), to reflect the release of collateral securing the Convertible Notes, and to provide for the liens that formerly secured the Convertible Notes to instead secure the New Notes. As previously disclosed, the Company intends to seek to increase the commitments under the Revolving Facility to an amount not to exceed $102.5 million.
The foregoing description of the Intercreditor Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Intercreditor Agreement Amendment, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit
4.1	Indenture, dated as of March 22, 2013, by and among U.S. Concrete, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent.
4.2	Second Supplemental Indenture, dated as of March 22, 2013, by and among U.S. Concrete, Inc., as issuer, the Guarantors party thereto and U.S. Bank National Association, as Trustee.
4.3
First Amendment to Intercreditor Agreement, dated as of March 22, 2013, by and among Bank of America, N.A., as successor in interest to JPMorgan Chase Bank, N.A., as administrative agent for the ABL Secured Parties (as defined in the Intercreditor Agreement), U.S. Bank National Association, as trustee and noteholder collateral agent for the Convertible Notes Parties (as defined therein), U.S. Bank, as trustee and noteholder collateral agent for the Senior Notes Secured Parties (as defined therein), U.S. Concrete, Inc. and each of the other Loan Parties (as defined in the Intercreditor Agreement).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains various forward-looking statements and information that are based on management's beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. U.S. Concrete disclaims any obligation to update these statements and cautions you not to rely unduly on them. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from such activities, events, developments or transactions cannot be fully realized or the possibility that costs or difficulties related thereto will be greater than expected. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Additional risks affecting U.S. Concrete are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission; including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2012, and the Registration Statement on Form S-4, as amended (File No. 333-186394).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: March 22, 2013                By: /s/ William J. Sandbrook
Name: William J. Sandbrook
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Indenture, dated March as of 22, 2013, by and among U.S. Concrete, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent.
4.2	Second Supplemental Indenture, dated March as of 22, 2013, by and among U.S. Concrete, Inc., as issuer, the Guarantors party thereto and U.S. Bank National Association, as Trustee.
4.3
First Amendment to Intercreditor Agreement, dated March as of 22, 2013, by and among Bank of America, N.A., as successor in interest to JPMorgan Chase Bank, N.A., as administrative agent for the ABL Secured Parties (as defined in the Intercreditor Agreement), U.S. Bank National Association, as trustee and noteholder collateral agent for the Convertible Notes Parties (as defined therein), U.S. Bank, as trustee and noteholder collateral agent for the Senior Notes Secured Parties (as defined therein), U.S. Concrete, Inc. and each of the other Loan Parties (as defined in the Intercreditor Agreement).